United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 2, 2006

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01. Entry into a Material Definitive Agreement.

Fiscal Year 2007 Performance Targets under the Amended and Restated Senior Leadership Team Annual Cash Bonus Plan

On May 2, 2006, the Compensation Committee of the Board of Directors of UTi Worldwide Inc. (the Company) approved fiscal year 2007 performance targets for the Company’s executive officers and select key employees under the UTi Worldwide Inc. Amended and Restated Senior Leadership Team Annual Cash Bonus Plan (the SLT Plan). As previously reported, the SLT Plan was adopted by the Board of Directors of the Company and was filed as an exhibit to the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 8, 2004. The SLT Plan is designed to increase shareholder value through effective use of cash awards. The SLT Plan serves as a vehicle for retaining, and sustaining exceptional performance of, key members of the Company’s senior leadership team and is an important component of the Company’s overall competitive compensation package. The executive officers (Roger I. MacFarlane, Matthys J. Wessels, Alan C. Draper, John Hextall, Lawrence R. Samuels, Gene Ochi, Mike O’Toole and Linda Bennett) and select key employees of the Company are eligible to receive cash bonus awards for fiscal year 2007 under the SLT Plan.

Specific performance targets approved by the Compensation Committee for fiscal year 2007 include: (i) the development, implementation and leading of long-term strategic initiatives, including, in certain instances, supporting the NextLeap strategy and implementing local strategies that ensure achievement of local, regional and enterprise targets and strategies for vertical markets; (ii) the achievement of regional and other financial targets, including, in some cases, meeting gross revenue, net revenue, free cash flow, earnings per share and operating income targets; (iii) ensuring operational excellence within and across the Company’s core services, including, but not limited to, developing information technology support of contract logistics and development of a global operations team; (iv) providing leadership and creating an environment that fosters passion, teamwork and agility within the organization, including, in certain cases, developing management succession plans, enhancing management capabilities and identifying leaders within the organization; (v) building and sustaining long-term customer relationships, including, for certain executives, supporting local, regional and global sales and strengthening relationships with selected key customer accounts; and (vi) leading and supporting enterprise initiatives, including, in some cases, ensuring the success of enterprise initiatives by providing leadership and support within the region to enterprise projects. Individual performance targets vary in detail and subject matter and the Compensation Committee retains the discretion to determine any bonuses paid pursuant to the SLT Plan, provided that the cash bonus awards for fiscal year 2007 under the SLT Plan may not exceed 100% of the base salary of the applicable participant. After fiscal year 2007, the Compensation Committee intends to review the results of the Company and the performance of each participant in order to determine the actual award to be paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date:	May 4, 2006	By:	/s/ Roger I. MacFarlane
Roger I. MacFarlane
Chief Executive Officer and Director